Exhibit 10.2

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

THIRD AMENDMENT TO the ameNded and restated MASTER

DEVELOPMENT AGREEMENT AND SECOND AMENDMENT TO THE amended

and restated COMPANY FRANCHISE AGREEMENTS

This Third Amendment (the “Amendment”) to the Amended and Restated Master Development Agreement and Second Amendment to the HK Amended and Restated Company Franchise Agreement and the PRC Amended and Restated Company Franchise Agreement is made on October 31, 2025 by and among (as applicable) (1) Tim Hortons Restaurants International GmbH, a private limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Switzerland (“THRI”), (2) TH Hong Kong International Limited, a company organized under the laws of Hong Kong (the “Master Franchisee”), (3) TH International Limited, a company organized under the laws of Cayman Islands (“Tims China”), and (4) each of Tim Hortons (Shanghai) Food and Beverage Management Co. Ltd., Tim Hortons (China) Holdings Co. Ltd., Tim Hortons (Beijing) Food and Beverage Service Co., Ltd., Tims Coffee (Shenzhen) Co., Ltd., and Tim Hortons (Shenzhen) Good and Beverage Co. Ltd., each a company organized under the laws of the People’s Republic of China (individually, a “Franchisee” and together, the “Franchisees”).

For the purposes of this Amendment, each party above shall be individually referred to as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein have the meanings set forth in the Agreement (as defined below).

WHEREAS

A.	THRI, Master Franchisee and Tims China are parties to an Amended and Restated Master Development Agreement dated August 13, 2021 (as amended on September 28, 2022 and June 28, 2024, the “Agreement”), under which Master Franchisee was granted the exclusive right to develop, open and operate (through itself and the Approved Subsidiaries), Tim Hortons Restaurants in the Territory, subject to the terms and conditions set forth in the Agreement.

B.	(i) THRI and Master Franchisee are parties to the HK Amended and Restated Company Franchise Agreement, dated August 13, 2021, and (ii) THRI, Master Franchisee and the Franchisees are parties to the PRC Amended and Restated Company Franchise Agreement, dated August 13, 2021 (each a “CFA” and together, the “CFAs”), relating to the operation of Tim Hortons Restaurants in the Territory.

C.	The Parties have decided to amend the Agreement and the CFAs, effective as of the date hereof, by deleting the stricken text (indicated as: ~~stricken tex~~t) and adding the underlined text (indicated as: underlined text) as more particularly set forth herein.

From and after the date of this Amendment, the Parties agree as follows:

1.	Amendment to Clause 1.1 (Definitions) of the Agreement

(a)	The following definitions shall be added to Clause 1.1. of the Agreement

“Ad Fund Control Period” has the meaning set out in clause 11.8B.1.

“Ad Fund Decision Rights” has the meaning set out in clause 11.8A.1.

“Closing Date” has the meaning set out in the Convertible Note Purchase Agreement dated on or about the date hereof.

“Marketing Function” has the meaning set forth in clause 11.8B.2.

“Indenture” means the indenture to be signed on the Closing Date among Tims China, the Trustee and the Security Agent.

“Permitted Indebtedness” has the meaning set forth in the Indenture.

“RBI” means Restaurant Brands International Inc., a Canadian corporation and the indirect parent of THRI.

“RBI Brands” means the restaurant brands and franchise systems or trademarks owned, operated, licensed or acquired at any time by RBI or an Affiliate of RBI, including BURGER KING®, TIM HORTONS®, POPEYES® and FIREHOUSE SUBS®.

“RBI Franchisee” means (a) a Person that holds (or formerly held) one or more licenses (whether exclusive or non-exclusive) to own, operate and/or subfranchise any of the RBI Brands, and (b) an Affiliate of such Person.

“Security Agent” means Wilmington Savings Fund Society, FSB or any replacement security agent appointed pursuant to the Indenture.

“Security Documents” means (a) the Hong Kong law governed share pledge over 100% of the Equity Securities of the Master Franchisee granted by Tims China in favour of the Security Agent, (b) the Cayman Islands law governed all-asset debenture granted by Tims China in favour of the Security Agent and (c) any other document entered into by any member of the Tims China Group creating any security interest over all or any part of its assets in respect of the obligations of the Tims China Group under the Indenture.

“Trustee” means Wilmington Savings Fund Society, FSB or any replacement trustee appointed pursuant to the Indenture.

(b)	The definition of “Renewal Fee” in the Agreement shall be replaced by the definition below:

“Renewal Fee” means, with respect to the renewal of a Unit Addendum for a Direct-Owned Restaurant or the renewal of a Franchise Agreement for a Franchised Restaurant, the following non-refundable amounts payable by Master Franchisee to THRI: (a) [****] for Restaurants other than Tims Go or Tims Express; (b) [****] for a Restaurant that is a Tims Go, subject to satisfaction of the Fee Incentive Conditions; and (c) [****] for a Restaurant that is a Tims Express, subject to satisfaction of the Fee Incentive Conditions; in each case for a twenty (20) year term (which amount will be prorated if the term of the applicable renewal is less than twenty (20) years).

2.	Amendment to Clause 4A of the Agreement

Clause 4A of the Agreement is hereby amended as follows:

“The members of the Tims China Group shall be entitled to incur Indebtedness (such borrowing, the “Tims China Debt” provided that (a) immediately after the incurrence of such Indebtedness, the ratio of Net Debt to LTM EBITDA does not exceed 3.0 to 1.0 except and solely to the extent approved in writing by THRI, (b) the terms of such Indebtedness are nonrecourse to THRI and (c) such Indebtedness is not secured by a pledge, hypothecation, mortgage or other lien on the Equity Securities of any member of the Tims China Group; provided that, any security interest, lien or share pledge granted pursuant to, or permitted under, the Security Documents shall not constitute a breach of this clause 4A; provided further that, at such time as the Indenture has been satisfied and discharged, terminated or otherwise ceases to be of further effect in accordance with its terms (including by reason of the repayment or redemption in full of all notes issued thereunder) such that no notes remain outstanding, the immediately preceding proviso shall automatically terminate and be of no further force or effect and, from and after such time, this clause 4A shall be construed without regard to such proviso.

Notwithstanding anything to the contrary in this Agreement, solely for purposes of testing compliance with clause 4A(a), “Net Debt” shall be calculated excluding any Indebtedness incurred pursuant to the Indenture and any “Permitted Indebtedness” thereunder, in each case to the extent outstanding at such time. For the avoidance of doubt, no breach of clause 4A shall arise by reason of any such Indebtedness being incurred or outstanding.”

3.	Amendment to Clause 6.1 of the Agreement

Clause 6.1 of the Agreement is hereby amended as follows:

Master Franchisee shall (a) develop and open for business (and keep open to the extent required hereby), and (b) license Franchisees to develop and open for business (and keep open to the extent required hereby) a minimum number of new Tim Hortons Restaurants within the Territory in strict compliance with the Development Schedule, and such new Restaurants may be either Direct-Owned Restaurants or Franchised Restaurants; provided, however:

a.	~~any number of new Franchised Restaurants may be opened in Development Year 6;~~

b.	~~the number of new Franchised Restaurants opened (net of closures) in Development Year 7 shall be no more~~ [****] ~~of the total number of new Tim Hortons Restaurants opened (net of closures) in Development Year 7, as measured at the end of Development Year 7; and~~

c.	~~commencing from~~ in Development Year 8, the percentage of Direct-Owned Restaurant net restaurant growth (i.e., the net change in Direct-Owned Restaurants during such Development Year) shall be at least [****] of the total net restaurant growth (i.e., the net change in the total number of Tim Hortons Restaurants during such Development Year).

d.	commencing from Development Year 9, the percentage of Direct-Owned Restaurant net restaurant growth (i.e., the net change in Direct-Owned Restaurants during such Development Year) shall be at least [****] of the total net restaurant growth (i.e., the net change in the total number of Tim Hortons Restaurants during such Development Year).

4.	Amendment to Clause 11.8 of the Agreement

Clause 11.8 of the Agreement is hereby amended as follows:

“Administration of Advertising Fund ~~upon Certain Events~~. Following the termination of rights pursuant to clause 11.7, ~~or~~ upon the occurrence of an MDA Termination Event or any time on or after September 30, 2025 for any or no reason whatsoever, Master Franchisee shall, at THRI’s request, immediately and irrevocably designate THRI or its designee to administer the Advertising Fund and to provide the Marketing Services and Advertising Services for Master Franchisee and Franchisees, in place of Master Franchisee, with all of the rights and privileges of Master Franchisee in relation thereto under the Company Franchise Agreement and the Franchise Agreements. In such event, at THRI’s option and as directed by THRI, (a) Master Franchisee shall notify Franchisees in writing of THRI’s assumption of responsibility for the administration of the Advertising Fund and direct Franchisees to pay their Advertising Contributions to THRI or its designee with respect to all periods thereafter, and (b) Master Franchisee shall immediately cease to withdraw funds from the Ad Fund Account, notwithstanding any provision to the contrary set forth in any Franchise Agreements, it being the intention of the Parties that the administration of the Advertising Fund shall revert to THRI or its designee. Master Franchisee hereby provides an irrevocable power of attorney to THRI (and hereby commits to renew and separately document such power of attorney at any time upon THRI’s request) to grant THRI or its designee access to the Advertising Fund Account under the circumstances set forth in the previous sentence, and will, at THRI’s request, execute any and all documents and take any and all necessary action to transfer the Ad Fund Account to THRI or its designee. If THRI has exercised its rights pursuant to this clause 11.8, THRI shall as far as practicable take over and assume all future rights, obligations and liabilities under any agreement, arrangement or contract entered into by Master Franchisee for marketing and advertising consistent with approvals given by THRI up to a level of commitment consistent with the annual Marketing Calendar. In such event, Master Franchisee shall, upon demand, assign to THRI or its designee all right, title and interest of Master Franchisee in any agreement, arrangement or contract entered into by Master Franchisee for marketing or advertising for the benefit of Master Franchisee or Franchisees in the Territory except that any non-transferable contract or commitment will be carried to completion by Master Franchisee and paid for by THRI. Notwithstanding anything to the contrary in this Agreement or in any Company Franchise Agreement, THRI (or its designee) shall have the unilateral right, at any time and from time to time, in its sole discretion, to require Master Franchisee, by written notice, to immediately resume self-administration of the Advertising Fund and to provide the Marketing Services and Advertising Services in place of THRI. Upon receipt of such written notice, Master Franchisee shall, without any right to object, delay or condition, (a) immediately and irrevocably assume responsibility for the administration of the Advertising Fund, with all attendant rights and obligations, and (b) take all steps, execute all documents and provide all notices as may be reasonably required by THRI to give effect to such redesignation. Any such redesignation shall be effective as of the date specified by THRI in its written notice, and Master Franchisee shall comply in all respects with such redesignation.”

5.	New Clause 11.8A of the Agreement

A new Clause 11.8A shall be inserted into the Agreement:

“11.8A Ad Fund Decision Rights.

11.8A.1 Trigger and Scope. Following the termination of rights pursuant to clause 11.7, upon the occurrence of an MDA Termination Event or any time on or after September 30, 2025 for any or no reason whatsoever, THRI may by written notice, require Master Franchisee to grant it (or its designee) the sole and exclusive authority to approve and direct all expenditures of the Advertising Fund, including approval of budgets, campaigns, media plans, vendor selection and the timing and amount of disbursements (the “Ad Fund Decision Rights”). While the Ad Fund Decision Rights are in effect, the Ad Fund Account shall remain owned and maintained by Master Franchisee or TH Shanghai, in accordance with this Agreement, and such person shall continue to perform the operational administration of the Advertising Fund strictly in accordance with the Agreement and THRI’s written directions under this clause 11.8A.

11.8A.2 Mechanics. Neither Master Franchisee nor TH Shanghai shall withdraw or commit Advertising Fund monies without THRI’s prior written approval while the Ad Fund Decision Rights are in effect, except for remittances required to be made to THRI in respect of the Tim Hortons Global Initiatives as required by clause 11.2.5. Upon receiving THRI’s written direction, the corresponding payment(s) from the Ad Fund Account shall be executed within two (2) Business Days (or such shorter period reasonably specified by THRI for time-sensitive items). Neither Master Franchisee nor TH Shanghai shall assert any right of set-off, deduction or counterclaim to delay or refuse any such payment. Each of the Master Franchisee and the Franchisees shall promptly update their internal business processes, approval workflows and system permissions, and shall train all relevant personnel, to ensure execution strictly in accordance with this Agreement and THRI’s written approvals and directions under this Clause 11.8A.

11.8A.3 Information and Access. Master Franchisee or TH Shanghai, as applicable, shall (i) provide THRI with online access to the Ad Fund Account to the extent available from the relevant bank(s), and in any event (ii) deliver daily bank statements and such supporting documentation and vendor documentation as THRI reasonably requests to exercise the Ad Fund Decision Rights.

11.8A.4 Enforcement. Failure to follow THRI’s written directions under this clause 11.8A constitutes an Ad Fund Breach and an Event of Default under clause 18.1.11 of this Agreement. Without prejudice to other remedies, THRI may require Master Franchisee to appoint a third-party fund administrator acceptable to THRI to perform the operational administration under THRI’s Ad Fund Decision Rights, it being understood that title to the Ad Fund Account shall remain with Master Franchisee or TH Shanghai, as applicable.

11.8A.5 Reversion. THRI may by written notice permit Master Franchisee or TH Shanghai to resume the direction and approval of Advertising Fund expenditures, whereupon Ad Fund Decision Rights shall terminate on the effective date specified by THRI.

11.8A.6 No Liability or Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the contracting party for any Marketing Services, Advertising Services, or related services shall continue to be the Master Franchisee or the relevant Franchisees, as applicable, and THRI shall have no liability or obligation to any third-party vendor, agency or counterparty in respect of such arrangements. This clause 11.8A does not impose on THRI any express or implied fiduciary duty to Master Franchisee or Franchisees.

11.8A.7 Compliance with Law. Notwithstanding any decisions made by THRI regarding the management and use of the Ad Fund Account while the Ad Fund Decision Rights are in effect, the Master Franchisee remains solely responsible for ensuring that all Tim Hortons Advertising Materials, Tim Hortons Packaging Materials, and the advertising, marketing, sales promotion and public relations and any other promotional activities fully comply with all applicable Laws. If Master Franchisee believes a THRI direction would violate applicable Laws, it shall notify THRI in writing within one (1) Business Day of receipt of such direction with details of the concern and a proposed alternative consistent with applicable Laws.

11.8A.8 Precedence; Cumulative Rights. To the extent of any inconsistency between the rest of Clause 11 and this Clause 11.8A with respect to THRI’s ability to make decisions in respect of the Advertising Fund, this Clause 11.8A shall prevail. THRI’s rights under this Clause 11.8A are without prejudice to Clause 11.8 and do not limit THRI’s right at any time to elect to administer the Advertising Fund as contemplated by Clause 11.8. The rights, powers and remedies of THRI under this Clause 11.8A are cumulative and in addition to any other rights, powers or remedies provided under this Agreement or at Law.

11.8A.9 Survival. This clause 11.8A shall survive termination or expiration of this Agreement.”

6.	New Clause 11.8B of the Agreement

A new Clause 11.8B shall be inserted into the Agreement:

11.8B Marketing Function during Ad Fund Control.

11.8B.1 Trigger and Duration. During any period in which (a) THRI has assumed administration of the Advertising Fund pursuant to clause 11.8, or (b) THRI’s Ad Fund Decision Rights under clause 11.8A are in effect (each, an “Ad Fund Control Period”), the provisions of this clause 11.8B shall apply.

11.8B.2 [****].

11.8B.3 Implementation and Co-operation. Master Franchisee shall (and shall cause each of the Approved Subsidiaries) take all steps reasonably requested by THRI to give effect to this clause 11.8B, including ensuring that the Marketing Function executes all Advertising Fund-related approvals and directions strictly in accordance with THRI’s written directions during the Ad Fund Control Period.

1.8B.4 No Employer or Counterparty Liability. Nothing in this clause 11.8B shall be construed to create any employment, agency, joint venture or partnership relationship between THRI (or its designee) and any personnel of Master Franchisee or their Affiliates. Master Franchisee (and/or the relevant Approved Subsidiary, as applicable) shall remain the employer and contracting party of all such personnel and shall be solely responsible for their compensation, benefits, supervision and compliance with applicable Laws.

11.8B.5 Survival; Precedence. This clause 11.8B shall survive any termination or expiration of this Agreement. To the extent of any inconsistency between the rest of this Agreement and clause 11.8B with respect to THRI’s ability to appoint or remove members of the Marketing Function, this Clause 11.8B shall prevail.

7.	Amendment to Clause 11.9 of the Agreement

Clause 11.9 of the Agreement is hereby amended as follows:

11.9. Audits. THRI may audit the Advertising Fund at any time in order to verify the appropriate application of the funds in connection with marketing and advertising activities (the “Advertising Fund Audit”). The results of such an audit shall be disclosed to Master Franchisee and Franchisees upon request, provided that no more than one (1) Advertising Fund Audit shall be performed during any calendar year. Where the Advertising Fund Audit reveals that Master Franchisee has not maintained or administered the Advertising Fund in material compliance with this Agreement and the Global Marketing Policy, Master Franchisee shall reimburse THRI for all costs incurred by THRI in conducting such audit. Otherwise, THRI will be responsible for all such audit costs. An Advertising Fund Audit may include verification of Master Franchisee’s adherence to THRI’s written approvals and directions under Clause 11.8A.

8.	Amendment to Clause 18.1.11 of the Agreement

Clause 18.1.11 of the Agreement is hereby amended as follows:

“18.1.11 any wilful and material misappropriation of the Advertising Fund, Ad Fund Account, Advertising Contributions or any part thereof by Master Franchisee or its designee, any failure to make the Advertising Contributions as required by this Agreement, or any breach of clause 11.8, 11.8A, 11.8B or any act or omission that has the effect of materially impairing, frustrating, delaying or preventing THRI’s exercise of THRI’s rights under clauses 11.8, 11.8A or 11.8B.”

9.	New Clause 18.1.14 of the Agreement

A new Clause 18.1.14 of the Agreement shall hereby be inserted:

“18.1.14 the occurrence of any event whatsoever which results in any of the following persons acquiring more than a ten percent (10%) direct or indirect ownership of the Tims China: (i) a Competitor, (ii) a Person that directly or indirectly provides marketing, advertising, training, monitoring, development, reporting and/or collection or similar services to a Competitor; (iii) a Person which acts as a franchisee or master franchisee for any Competitor, (iv) a RBI Franchisee, or (v) a Prohibited Person, as determined in THRI’s sole judgment based on the background check and any follow-up or additional diligence, if any, required by THRI based on the background check.”

10.	Amendments to Schedule 1 (Development Schedule)

The table below is hereby amended as follows:

Development Year	Cumulative Opening Targets
7 (from January 1, 2025 to December 31, 2025)	[****	]
8 (from January 1, 2026 to December 31, 2026)	[****	]
9 (from January 1, 2027 to December 31, 2027)	[****	]
10 (from January 1, 2028 to December 31, 2028)	[****	]
TOTAL	[****	]

11.	Conforming Amendment to the CFAs

(a)	The following definitions shall be added to Clause 1.1. of the CFAs:

“Ad Fund Control Period” has the meaning set forth in Clause 8.2B.

“Fund Takeover Trigger” has the meaning set forth in Clause 8.2(g).

“Marketing Function” has the meaning set forth in Clause 8.2B.

(a)	Clause 8.2(g) of the CFAs shall be amended as follows:

8.2(g) Notwithstanding anything to the contrary in this Agreement, until the earlier of (x) the occurrence of an MDA Termination Event, (y) Franchisor has terminated Parent’s right to manage the Advertising Fund in accordance with clause 11.7 of the A&R MDA, or (z) Franchisor’s election, at any time on or after September 30, 2025 for any or no reason whatsoever, to assume administration of the Advertising Fund under clause 11.8 of the A&R MDA (each, a “Fund Takeover Trigger”): (a) Parent (or Shanghai Franchisee) will manage the Advertising Fund as provided in clause 11 of the A&R MDA; (b) the Advertising Contributions paid with respect to the Franchised Restaurants shall be aggregated with all advertising contributions paid by other franchisees in the Territory into a single fund and managed in accordance with clause 11 of the A&R MDA; and (c) the rights of Franchisor set forth in clause 8.2 (other than the right to receive the Global Ad Fund Payment) shall be deemed to be rights of Parent (or, if applicable, Shanghai Franchisee) consistent with clause 11 of the A&R MDA. Accordingly, ~~until such termination has occurred~~ until the effective date of Franchisor’s assumption of administration pursuant to a Fund Takeover Trigger: (i) all references in clauses 8.2(a), (b), (c), and (d) to Franchisor shall for this purpose and during such period mean Parent (or, if applicable, Shanghai Franchisee); (ii) except for the Global Ad Fund Payment, there shall be no obligation to pay the Advertising Contribution to FRANCHISOR or its designee as provided in clause 8.2(a); and (iii) Franchisor shall not administer or spend monies from the Advertising Fund, nor be obliged to provide a statement of the Advertising Fund’s expenses and receipts to Franchisee. Upon Franchisor’s written notice following a Fund Takeover Trigger, Parent (or, if applicable, Shanghai Franchisee) shall immediately comply with clause 11.8 of the A&R MDA, including ceasing withdrawals and taking all steps required to effect Franchisor’s assumption of administration. For the avoidance of doubt, nothing in this clause 8.2(g) limits Franchisor’s Ad Fund Decision Rights (as implemented under clause 8.2A of this Agreement).

(b)	A new Clause 8.2A is hereby inserted into each of the CFAs.

“8.2A Ad Fund Decision Rights.

8.2A.1 Decision Rights. Notwithstanding anything to the contrary in this Agreement (including Clause 8.2), at all times while Franchisor’s “Ad Fund Decision Rights” (as defined in Clause 11.8A of the A&R MDA) are in effect, Franchisor (or its designee) shall have the sole and exclusive right to approve and direct all expenditures of the Advertising Fund, including approval of budgets, campaigns, media plans, vendor selection and the timing and amount of disbursements. The Advertising Fund shall continue to be maintained by Parent and/or Shanghai Franchisee, as applicable, in accordance with the A&R MDA, but only in accordance with Franchisor’s written approvals and directions. Nothing in this Clause 8.2A transfers ownership of any Advertising Fund bank account from the Person in whose name such account is held in accordance with the A&R MDA.

8.2A.2 Mechanics. While the Ad Fund Decision Rights are in effect, (i) no Advertising Fund monies shall be committed or withdrawn without Franchisor’s prior written approval, other than the Global Ad Fund Payment required to be remitted to Franchisor pursuant to this Agreement. Upon receiving Franchisor’s written direction, Master Franchisee shall execute the corresponding payment(s) from the Ad Fund Account within two (2) Business Days (or such shorter period reasonably specified by Franchisor for time-sensitive items). None of the Franchisees shall assert any right of set-off, deduction or counterclaim to delay or refuse any such payment. Each of the Franchisees shall promptly update their internal business processes, approval workflows and system permissions, and shall train all relevant personnel, to ensure execution strictly in accordance with this Agreement and Franchisor’s written approvals and directions under clause 8.2A.

8.2A.3 Co-operation. Each Franchisee shall (and shall cause its Affiliates to) take all steps reasonably requested by Franchisor to give effect to Franchisor’s Ad Fund Decision Rights, including by furnishing bank statements and vendor documentation and facilitating payments consistent with Franchisor’s approvals and directions.

8.2A.5 No Liability or Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the contracting party for any Marketing Services, Advertising Services or related services shall continue to be the relevant Franchisees and Franchisor shall have no liability or obligation to any third-party vendor, agency or counterparty in respect of such arrangements. The Ad Fund Decision Rights do not impose on Franchisor any express or implied fiduciary duty to any Franchisee or their Affiliates.

8.2A.5 Survival; Independence from A&R MDA. The rights and obligations set out in this Clause 8.2A are contractual rights under this Agreement, are independent of the A&R MDA, and shall continue in full force and effect notwithstanding any termination or expiration of the A&R MDA. For the avoidance of doubt, nothing in this Clause 8.2A limits Franchisor’s rights under Clause 11.8 of the A&R MDA to assume full administration of the Advertising Fund.

8.2A.6 Precedence. To the extent of any inconsistency between clause 8.2 and this clause 8.2A with respect to Franchisor’s ability to direct and approve Ad Fund expenditures, this clause 8.2A shall prevail.

(a)	A new Clause 8.2B is hereby inserted into each of the CFAs.

8.2B Marketing Personnel During Ad Fund Control.

8.2B(a) Trigger and Duration. During any period in which (i) Franchisor administers the Advertising Fund pursuant to clause 11.8 of the A&R MDA, or (ii) Franchisor’s Ad Fund Decision Rights under clause 8.2A of this Agreement are in effect (each, an “Ad Fund Control Period”), the provisions of this clause 8.2B shall apply.

8.2B(b) [****]

8.2B(c) Implementation and Co-operation. Franchisee shall take all steps reasonably requested by FRANCHISOR to give effect to this clause 8.2B, including ensuring that the Marketing Function executes all Advertising Fund related approvals and directions strictly in accordance with Franchisor’s written directions during the Ad Fund Control Period.

8.2B(d) No Employer or Counterparty Liability. Nothing in this clause 8.2B creates any employment, agency, partnership or joint venture between Franchisor and any personnel of Franchisee or its Affiliates. Franchisee shall remain the employer and contracting party of all such personnel and is solely responsible for their compensation, benefits, supervision and compliance with applicable Laws.

8.2B(e) Survival; Precedence. This clause 8.2B shall survive any termination or expiration of this Agreement. To the extent of any inconsistency between the rest of this Agreement and this clause 8.2B with respect to Franchisor’s ability to appoint or remove members of the Marketing Function, this Clause 8.2B shall prevail.

(b)	A new Clause 15.1(zz) is hereby inserted into each of the CFAs

“(zz) any failure to make the Advertising Contributions as required by this Agreement, any wilful and material misappropriation of the Advertising Fund, Advertising Contributions or any part thereof, any breach of clauses 8.2(g), 8.2A or 8.2B or any act or omission that has the effect of materially impairing, frustrating, delaying or preventing Franchisor’s exercise of rights under clauses 8.2(g), 8.2A or 8.2B.”

12.	Representations and Warranties.

Each Party represents and warrants to the other Parties that this Amendment has been duly executed by an authorized officer or director of such Party and constitutes a valid and binding obligation of such Party, enforceable against it in accordance with the terms hereof. No consent, approval, filing or authorization from any Authority is necessary or shall be obtained for the signature and performance by such Party of this Amendment. The Parties further represent and undertake to complete any and all corporate actions necessary to give effect to and reflect this Amendment.

13.	General Release

For and in consideration of THRI entering into this Amendment, and other good and valuable consideration received, the receipt of which is hereby acknowledged, each of Tims China, Master Franchisee and the Franchisees, on behalf of themselves and each of their respective Affiliates (individually and collectively, the “Master Franchisee Releasing Parties”), hereby remise, release, acquit, satisfy, and forever discharge THRI, its Affiliates and their respective officers, directors, agents, employees, subsidiaries, parent corporation, and all of their assignees (individually and together the “THRI Released Parties”), of and from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law or in equity, which Master Franchisee Releasing Parties ever had, now has, or which any successor or assign of Master Franchisee Releasing Parties hereafter can, shall, or may have under the Transaction Agreements, whether known or unknown, against the THRI Released Parties, or any of them, for, upon, or by reason of any matter, cause, or thing whatsoever, from the beginning of the world to the date of this Amendment.

14.	Effect of Amendment; Conflict.

All provisions of the Agreement and the CFAs not modified by this Amendment will remain in full force and effect. In the event of a conflict between the terms and conditions of this Amendment and the Agreement or the CFAs, the terms and conditions of this Amendment shall control.

15.	Miscellaneous

Clauses 24, 25, 26, 27, 28, 29.1 and 30, 32 and 34 of the Agreement shall apply to this Amendment mutatis mutandis, as if a reference to “this Agreement” were a reference to “this Amendment”. Any dispute or controversy arising under or in connection with this Amendment shall be resolved pursuant to Clause 29.4 of the Agreement as if it were a Dispute thereunder.

This Amendment is executed by the Parties as of the day and year set forth above.

SIGNED by
Authorized Director
For and on behalf of
Tim Hortons Restaurants International GmbH

SIGNED by
For and on behalf of
TH Hong Kong International Limited

SIGNED by
For and on behalf of
TH International Limited

SIGNED by
For and on behalf of
Tim Hortons (Shanghai) Food and Beverage Management Co. Ltd.

SIGNED by
For and on behalf of
Tim Hortons (China) Holdings Co. Ltd.

SIGNED by
For and on behalf of
Tim Hortons (Beijing) Food and Beverage Service Co., Ltd.

SIGNED by
For and on behalf of
Tims Coffee (Shenzen) Co., Ltd.

SIGNED by
For and on behalf of
Tim Hortons (Shenzhen) Good and Beverage Co. Ltd.